As filed with the Securities and Exchange Commission on November 18, 2004

Registration No. 333-43070

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETSOLVE, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	75-2094811-2
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9500 Amberglen Boulevard, Austin, Texas 78729

(Address of Principal Executive Offices) (Zip Code)

NETSOLVE, INCORPORATED

LONG-TERM INCENTIVE COMPENSATION PLAN

(Full title of the plans)

David D. Hood, President and Chief Executive Officer

NetSolve, Incorporated

9500 Amberglen Boulevard

Austin, Texas 78729

(512) 340-3000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Hunton & Williams LLP

Attn: L. Scott Austin, Esq.

1601 Bryan Street, 30th Floor

Dallas, Texas 75201

REMOVAL FROM REGISTRATION

On August 4, 2000, the Registrant filed a registration statement on Form S-8 (No. 333-43070) for the purpose of registering 3,000,000 shares of its common stock, $0.01 par value (the “Common Stock”), to be issued under the NetSolve, Incorporated Long-Term Incentive Compensation Plan. Pursuant to an Agreement and Plan of Merger dated September 9, 2004, by and among Cisco Systems, Inc., a California corporation, Reno Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Cisco Systems, Inc., and the Registrant, the Registrant will become a wholly owned subsidiary of Cisco on November 18, 2004 and each outstanding share of the Registrant’s Common Stock will be converted into the right to receive $11.00 in cash (less applicable withholding taxes). Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to remove from registration any and all remaining unsold shares of Common Stock covered by such registration statement as of the date hereof.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the Agent for Service named in this registration statement as his or her attorney in fact to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereof also appoints such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on November 18, 2004.

NETSOLVE, INCORPORATED

By:	/s/ David D. Hood
David D. Hood, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and with date indicated.

Signature	Title	Date

/s/ David D. Hood (David D. Hood, President and Chief Executive Officer)	Principal Executive Officer and Director	November 18, 2004

/s/ Kenneth C. Kieley (Kenneth C. Kieley, Vice President— Finance, Chief Financial Officer and Secretary)	Principal Financial Officer	November 18, 2004

/s/ H. Perry Barth (H. Perry Barth, Controller and Principal Accounting Officer)	Principal Accounting Officer	November 18, 2004

/s/ G. Joseph Lueckenhoff (G. Joseph Lueckenhoff)	Director	November 18, 2004

/s/ John S. McCarthy (John S. McCarthy)	Director	November 18, 2004

/s/ Howard D. Wolfe, Jr. (Howard D. Wolfe, Jr.)	Director	November 18, 2004

/s/ Jerome N. Gregoire (Jerome N. Gregoire)	Director	November 18, 2004